Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-135152) pertaining to the Newell Rubbermaid Inc. Employee Stock Purchase Plan, as amended, of our report dated March 24, 2008, with respect to the financial statements of the Newell Rubbermaid Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period ended December 31, 2007.
/s/ Ernst & Young LLP
Atlanta, Georgia
March 24, 2008